UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2015

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-8546	22-2465228
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue

New York, New York 10022
(Address of principal executive offices and zip code)

(212) 235-2190
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Investment Agreement with MFP Partners

On September 11, 2015, Trinity Place Holdings Inc., a Delaware corporation (the “Company”) entered into an Investment Agreement (the “MFP Investment Agreement”) with MFP Partners, L.P. (“MFP Partners”), a shareholder of the Company. Pursuant to the MFP Investment Agreement, the Company has agreed to commence a $30.0 million rights offering of its common stock (the “Rights Offering”).  Under the terms of the Rights Offering, the Company will distribute, at no charge to the holders of its common stock as of the record date, 0.248362 non-transferable subscription rights for each share of common stock owned on the record date, and each whole right will entitle the holder to purchase one share of common stock.  The rights, if exercised in full, will provide gross proceeds to the Company of $30.0 million.  In addition, holders of rights who fully exercise their basic subscription rights in full, other than MFP Partners (as discussed below), will be entitled to over subscribe for additional shares of common stock that remain unsubscribed as a result of any unexercised rights.  The subscription price for the rights will be $6.00 per share (the “Subscription Price”).

Subject to the terms and conditions of the MFP Investment Agreement, MFP Partners has agreed to purchase from the Company the shares of common stock not subscribed for in the Rights Offering, up to a maximum of 3,333,333 shares less the number of shares purchased by MFP Partners in the Rights Offering, at a price per share equal to the Subscription Price. If the number of unsubscribed shares of common stock purchased by MFP Partners pursuant to the MFP Investment Agreement is less than 1,666,667 shares (the “Minimum Allocation”), the Company will issue and sell to MFP Partners a number of shares of common stock equal to the excess of the Minimum Allocation over the number of shares purchased by MFP Partners pursuant to the MFP Investment Agreement (the “Additional Shares”), at a price per share equal to the Subscription Price. In addition to the investment pursuant to the MFP Investment Agreement, as a stockholder as of the record date, MFP Partners will have the right to subscribe for and purchase shares of the common stock of the Company under its basic subscription privilege, but it has waived its right to exercise its oversubscription privilege.

The closing of the transactions contemplated by the MFP Investment Agreement is subject to satisfaction or waiver of certain conditions, including, among others, the effectiveness of the registration statement registering shares of common stock pursuant to the Rights Offering (the “Rights Offering Registration Statement”); the absence of any changes or events that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect (as defined in the MFP Investment Agreement); and the absence of certain adverse market events.

The MFP Investment Agreement may be terminated at any time prior to the closing of the Rights Offering and the issuances contemplated by the MFP Investment Agreement:

•	by mutual written agreement of the Company and MFP Partners;
•	by MFP Partners, under the following circumstances: (i) if there is a breach by the Company of any covenant or representation or warranty that would cause the failure to satisfy a closing condition and is not capable of being cured by February 12, 2016; (ii) if any event results in a failure to satisfy a closing condition that is not capable of being cured by February 12, 2016; (iii) if the closing has not occurred by February 12, 2016; or
•	by the Company under the following circumstances: (i) if there is a breach by MFP Partners of any covenant or representation or warranty that would cause the failure to satisfy a closing condition and is not capable of cure by February 12, 2016; or (ii) if any event results in a failure to satisfy a closing condition that is not capable of being cured by February 12, 2016.

The Company has agreed to indemnify MFP Partners and its affiliates and their respective officers, directors, members, partners, employees, agents, and controlling persons for losses arising out of the Rights Offering, the MFP Investment Agreement or any of the transactions contemplated by such agreement, subject to limited exceptions. The Company has also agreed to enter into a Registration Rights Agreement (the “MFP Registration Rights Agreement”) with MFP Partners upon the closing of the Rights Offering and the issuances contemplated by the MFP Investment Agreement, the form of which is attached as an exhibit to the MFP Investment Agreement attached as an exhibit to this Current Report on Form 8-K.  Pursuant to the MFP Registration Rights Agreement, the Company is required to file, within a specified time period, a shelf registration statement registering offers and sales of the shares acquired by MFP Partners pursuant to the MFP Investment Agreement and the shares owned by MFP Partners as of the date of the execution of the MFP Investment Agreement.

The number of shares to be issued and sold pursuant to the MFP Investment Agreement may be reduced by the board of directors of the Company if it determines that such reduction is reasonably necessary in order to preserve the Company’s ability to utilize the full benefits of its net operating loss carryforwards and related tax benefits, subject to the terms and conditions of the MFP Investment Agreement. In making such determination, the board of directors and the Company’s tax advisors will evaluate such factors as they deem reasonable and appropriate, including, among others, the need for the Company to maintain an appropriate “cushion”, determined by the Company at its discretion in consultation with its tax advisors, to protect against experiencing an “ownership change” within the meaning of Section 382 of the Internal Revenue Code.

The chairman of the board of directors of the Company, Alexander Matina, is a representative of MFP Partners. Mr. Matina recused himself from the deliberations by the board of directors regarding the approval of the MFP Investment Agreement.

Investment Agreement with Third Avenue

On September 11, 2015, the Company entered into an Investment Agreement (the “Third Avenue Investment Agreement”, and together with the MFP Investment Agreement, the “Investment Agreements”) with Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund (“Third Avenue”), a shareholder of the Company.  Subject to the terms and conditions of the Third Avenue Investment Agreement, Third Avenue has agreed to exercise all of its rights under its basic subscription privilege in the Rights Offering, representing 836,841 shares. As a stockholder as of the record date, Third Avenue will also have the right to exercise its oversubscription privilege in its sole discretion.

The Third Avenue Investment Agreement may be terminated at any time prior to the closing of the Rights Offering: (i) by mutual written agreement of the Company and Third Avenue; or (ii) by either Third Avenue or the Company, if the closing of the Rights Offering has not occurred by February 12, 2016 or upon the occurrence of certain adverse market events.

The Company has agreed to indemnify Third Avenue and its affiliates and their respective officers, directors, members, partners, employees, agents, and controlling persons for losses arising out of the Rights Offering, the Third Avenue Investment Agreement or any of the transactions contemplated by such agreement, subject to limited exceptions. The Company has also agreed to enter into a Registration Rights Agreement (the “Third Avenue Registration Rights Agreement”) with Third Avenue upon the closing of the Rights Offering, the form of which is attached as an exhibit to the Third Avenue Investment Agreement attached as an exhibit to this Current Report on Form 8-K.  Pursuant to the Third Avenue Registration Rights Agreement, the Company is required to file, within a specified time period, a shelf registration statement registering offers and sales of the shares acquired by Third Avenue in the Rights Offering.

The foregoing descriptions of the Investment Agreements do not purport to be complete and are qualified in their entirety by reference to the Investment Agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities

Pursuant to the Investment Agreements, the Company is obligated, subject to the limited conditions set forth in the Investment Agreements, to issue unregistered shares of common stock to each of MFP Partners and Third Avenue.  The sale of the shares of common stock in accordance with the Investment Agreements will be made in reliance on the exemption from registration of Section 4(a)(2) of the Securities Act of 1933, as amended. A description of each of the Investment Agreements is set forth above in Item 1.01 and is incorporated by reference herein as if fully set forth herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Matthew Messinger

On September 11, 2015, the Company entered into an amendment (the “Amendment”) to the Employment Agreement with Matthew Messinger, President and Chief Executive Officer of the Company, which was originally entered into on October 1, 2013.

Pursuant to the Amendment, Mr. Messinger’s annual base salary was increased from $700,000 to $750,000, effective January 1, 2016. The Amendment also provides that the 250,000 restricted stock units (“RSUs”) to be settled in November 2015 (pursuant to an award made when Mr. Messinger commenced employment) will be subject to “net share settlement.” In addition, the Amendment revises the provision for the grant of RSUs to be made in December 2015 (the “2015 RSU Award”) as follows: (i) the settlement dates were changed so that the 2015 RSU Award will be settled between three and seven years after the date of grant; and (ii) the Company may, but is not obligated, to grant the 2015 RSU Award even if the performance goal on which the 2015 RSU Award is conditioned has not been achieved, in the discretion of the board of directors of the Company. The Amendment also provides for an additional grants of RSUs as follows: (x) 250,000 RSUs to be made to Mr. Messinger on December 31, 2015, which will vest on December 31 of the third, fourth and fifth anniversaries of the date of grant and (y) five annual grants of 30,000 RSUs each on December 31, 2015 through 2019, with each grant to vest on the first three anniversaries of the date of grant. The Amendment also delays by five years the settlement of certain RSU grants that were scheduled to be settled in 2017 and 2018.

The Amendment revises the severance due to Mr. Messinger as follows. In the event of Mr. Messinger’s death or disability, he will receive accelerated vesting of any RSUs that otherwise would have vested during the 24-month period following the date of termination (in lieu of the 12-month accelerated vesting period in the original employment agreement). In the event that Mr. Messinger’s employment is terminated for Cause (as defined in the employment agreement) or he terminates his employment for Good Reason (as defined in the employment agreement), his severance will include 50% of his average annual bonus for the preceding three years multiplied by his years of service (in addition to half of his annual base salary multiplied by his years of service). The Amendment increases the maximum severance payable to Mr. Messinger from $1,400,000 to $2,800,000. The Amendment also reduces the number of shares of common stock of the Company to be granted to Mr. Messinger as part of severance from 363,095 shares to 30,000 shares (unless a termination occurs in 2015, in which case 393,095 shares would be granted).

In lieu of a commitment to consider additional RSU awards whenever the Company raises capital through the sale of additional equity securities, the Amendment provides for an additional RSU grant, but only with respect to the first such sale of additional equity securities.  The additional RSU grant will be for a number of RSUs that increases the RSUs previously granted to Mr. Messinger by the same percentage as the outstanding shares of the Company were increased by the sale of equity securities.

The Amendment provides that the Company may, but is not obligated to, permit net share settlement of RSU awards that do not otherwise provide for net share settlement, which determination shall take in to account the liquidity of the Company’s stock at the relevant time.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

2015 Stock Incentive Plan

On September 9, 2015, the board of directors of the Company adopted the Trinity Place Holdings Inc. 2015 Stock Incentive Plan (the “Plan”). The Plan authorizes the grants of stock options, stock appreciation rights, shares of restricted stock, restricted stock units and shares of unrestricted stock (collectively, the “Awards”). Subject to certain adjustment, a maximum of 800,000 shares of Common Stock are available for grants pursuant to Awards under the Plan.  No Awards under the Plan may be granted after September 9, 2025, but Awards outstanding at that time will continue in effect.

Officers, non-employee directors, and executive, managerial, professional or administrative employees of, and consultants to, the Company and its subsidiaries, as the Committee in its sole discretion shall select (in each case to the extent permitted under Form S-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), are eligible to receive Awards under the Plan.

The Plan is administered by the Compensation Committee of the board of directors, or such other committee or subcommittee of the board of directors as the board of directors appoints or as is formed by abstention or recusal of one or more members of the Compensation Committee (the “Committee”), consisting of two or more individuals, both of whom meet the definition of a “non-employee director” (as defined in Rule 16b-3 promulgated under the Exchange Act), and the full board of directors may also serve as the Committee.

The board of directors may, at any time, suspend or discontinue or amend the Plan. Amendments will be subject to shareholder approval to the extent required by applicable law or stock exchange rules. In addition, the Committee may amend any Award to (i) accelerate the vesting or exercisability of any Award, (ii)  waive any condition imposed with respect to any Award, or (iii) otherwise adjust any of the terms of any Award. No amendment or modification to the Plan or any Award may reduce the grantee’s rights or materially increase the grantee’s obligations under any previously granted and outstanding Award without the consent of the grantee.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed herewith:

10.1	Investment Agreement, by and among MFP Partners, L.P. and the Company, dated as of September 11, 2015 (including the form of Registration Rights Agreement).
10.2	Investment Agreement, by and among Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund and the Company, dated as of September 11, 2015 (including the form of Registration Rights Agreement).
10.3	Amendment to Employment Agreement, dated as of September 11, 2015, by and between Trinity Place Holdings Inc. and Matthew Messinger
10.4	Trinity Place Holdings Inc. 2015 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

Date: September 14, 2015	/s/ Richard Pyontek
Richard Pyontek
Chief Financial Officer